Los Angeles Property Tour October 4, 2011

Safe-Harbor Disclosure Forward-Looking Statements and Other Information This presentation contains forward-looking statements within the meaning of the federal securities laws, including statements regarding projected results and specifically costs and timing related to the redevelopment of Aimco’s Lincoln Place property. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results; Aimco’s ability to secure financing for its Lincoln Place redevelopment project; risks and uncertainties involving construction costs and timing of Aimco’s Lincoln Place redevelopment project; and Aimco’s ability to achieve underwritten returns associated with the Lincoln Place redevelopment project. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation and these forward-looking statements include Aimco’s analysis and conclusions based in part on third party data (including information on macro-economic indicators and market growth rates) and reflect management’s judgment as of the date of these materials, which are subject to change based on macroeconomic factors beyond Aimco ’s control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates, credit availability or other such items could affect the anal ysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases — see in particular the Glossary to Aimco’s 2Q 2011 earnings release. This presentation does not constitute an offer of securities for sale. 2

Aimco Portfolio Conventional Portfolio Conventional Portfolio Market-rate rents Number of properties 215 B/B+ asset quality Total units 67,049 Concentrated in 20 markets Average ownership 92% Effective units 61,811 Significant redevelopment Average rents $1,079 opportunities NOI contribution 87%

Aimco Portfolio Affordable Portfolio Rents generally paid, in whole or in part, by a government agency. Rates adjust annually, brought to market approximately every five years. Higher occupancy and lower turnover than Conventional Portfolio. Financing costs compare favorably to Conventional Portfolio. Operating expenses are generally consistent with similarly appointed Conventional properties, marketing costs are lower due to existing wait lists on Affordable properties. Small capital allocation to Affordable properties offsets higher volatility in our Conventional Portfolio, with similar revenue growth over time. Affordable Portfolio Number of properties 205 Total units 24,406 Average ownership 57% Effective units 13,925 Average rents $842 NOI contribution 13%

Aimco Los Angeles Portfolio Conventional Affordable Conventional Properties Same Store Other(1) Total/Avg Properties 13 1 14 Units 3,949 696 4,645 Average 2Q 2011 rent $ 1,992 n/a $ 1,992 % of Market average rent(2) 147% n/a 147% (1) Represents Aimco’s Lincoln Place property, which is substantially vacant and under major redevelopment (2) Represents Aimco Conventional property rents compared to market rents as reported by REIS. Data as of 2Q 2011.

Aimco Los Angeles Conventional Portfolio Year Built/ Units Redev Category Avg Rent ADO* Conventional properties on today’s tour Broadcast Center Apartments 279 1990/2009 Same Store Sales $ 2,274 97.2% HillCreste Apartments 315 1989/2009 Same Store Sales $ 2,645 98.5% Lincoln Place Apartments 696 1951 Major Redevelopment n/a n/a The Crescent at West Hollywood 130 1985/2009 Same Store Sales $ 2,128 96.4% The Palazzo at Park La Brea 521 2002 Same Store Sales $ 2,812 95.9% The Palazzo East at Park La Brea 611 2005 Same Store Sales $ 2,715 96.9% Villas at Park La Brea Apartments 250 2002 Same Store Sales $ 2,274 95.9% Total/Avg 2,802 $ 2,581 96.8% Other Conventional Los Angeles properties Canyon Terrace Apartments 130 1984/2009 Same Store Sales $ 1,189 97.0% Indian Oaks Apartments 254 1986 Same Store Sales $ 1,271 96.9% Malibu Canyon Apartments 698 1986/2009 Same Store Sales $ 1,504 96.1% Rosewood Apartments 152 1976 Same Store Sales $ 1,195 96.8% Creekside Apartments 397 1985 Same Store Sales $ 1,070 95.6% Villa Del Sol Apartments 120 1972 Same Store Sales $ 1,296 96.3% Buena Vista Apartments 92 1973 Same Store Sales $ 1,480 97.7% Total/Avg 1,843 $ 1,316 96.3% Los Angeles Total/Avg 4,645 $ 1,992 96.6% Conventional Portfolio Total/Avg 67,049 $ 1,079 95.4% * Average Daily Occupancy

Market Overview U.S. Los Angeles Average 2Q 2011 2Q 2010 Variance 2Q 2011 Effective rents $ 1,353 $ 1,342 0.8% $ 997 Occupancy 95.6% 94.5% 1.1% 94.1% Unemployment rate 12.0% 12.5% -0.5% 9.1% Median home value (000s) $ 241 $ 240 0.4% $ 169 Single-family permits 2,121 2,135 -0.7% 1,203,000 Multifamily permits (units) 8,059 4,668 72.6% 524,000 Median household income (000s) $ 58 $ 57 1.5% $ 50 Rent as a % of median HH income 28.1% 28.3% -0.2% 23.8% Los Angeles Market — Projected Rent & Occupancy Trends Los Angeles Market — Rent & Occupancy Trends (REIS) (REIS)

The Crescent at West Hollywood Year Built/Redeveloped 1985/2009 Aimco Ownership % 100% No. of Units 130 Average Unit Size (SF) 775 ADO 96.4% Average Rent $ 2,128 Average Rent PSF $ 2.75 Unit Description # of Units _____ % of Mix 1BR / 1BA 41 32% 2BR / 2BA 89 68% Total 130 100% Community Features: Unit Features: Barbecue area Balcony / patio Broadband internet access Euro washer / dryer Business center Fireplace Clubhouse GE appliances Fitness center Gated entrance Laundry facility Parking — garage, detached Swimming pool

The Crescent at West Hollywood Redevelopment Investment ($M) $ 13.5 Before Redevelopment Investment / Unit $ 103,502 Scope Interior/Exterior Building & Site: Complete renovation of pool area: new A/V system, including an outdoor movie theater; landscaping; courtyards; barbeque and fire pit; gas torches; gas area heaters in outdoor movie area. Upgraded signage and outdoor lighting. Entire property repainted with a multicolor paint scheme. Installed keyless entry systems. Removed one laundry facility to accommodate expanded leasing and fitness center, remaining laundry facility remodeled using stacked units to double capacity. Common Areas & Leasing Path: Upgraded path leading from street to the main entrance with designer concrete and covered by a glass ceiling canopy. Lobby/main entrance expanded and upgraded with terrazzo flooring and other premium finishes. Popcorn ceilings in common areas removed and refinished. Fountain added to the two smaller courtyards as well as the leasing path courtyard.

The Crescent at West Hollywood After Redevelopment Energy Conservation: Energy efficient T-8 lighting added in the garage area. Energy efficient 6-ton A/C unit added for the new leasing center. Energy efficient laundry equipment installed in newly retrofitted laundry facility. Programmable thermostats added in the common areas for energy savings. Energy/water conservation finishes added to the units: energy efficient dish washers, energy efficient A/C units, energy efficient refrigerators and energy efficient balcony lights. Unit Interior Upgrades: Acoustical ceilings scraped and retextured. New Karndean vinyl plank flooring installed throughout the kitchen, baths and living area of each unit. New carpet installed in the bedrooms. Kitchens: New flat panel wood cabinets, granite counters/full height backsplash, under cabinet lighting, upgraded stainless steel GE appliances, stainless steel wine coolers, upgraded plumbing fixtures and upgraded lighting. Bathroom(s): new vanities, under-mount sinks, granite counter tops, mirrors, medicine cabinets, upgraded plumbing fixtures, and upgraded lighting. Tubs refinished with new glass door enclosures. Lighting fixtures throughout the unit upgraded. New “titanium” Euro-style washer/dryer combo units installed in all units. Gas log sets with wall switches installed in all existing fireplaces. Fireplaces received a new fireplace surround. Doors upgraded to a 2-panel Shaker-style door, with lever-style hardware. New baseboard and door casing installed. Closets received new shelving or closet organizers and new mirror wardrobe doors. 10

Broadcast Center Apartments



Year Built/Redeveloped	1990/2009
Aimco Ownership %	100%
No. of Units	279
Average Unit Size (SF)	902
ADO	97.2%
Average Rent	$ 2,274
Average Rent PSF	$ 2.52

Unit Description	# of Units	% of Mix
1BR / 1BA	117	42%
2BR / 2BA	162	58%
Total	**279**	**100%**

Community Features:

- Business center
- Clubhouse
- Fitness center
- Common area Wi-Fi
- Gated entrance
- Laundry facility
- Movie screening room
- Near public transportation
- Covered parking and detached garages
- Pet friendly
- Spa, hot tub and sauna
- Swimming pool

Unit Features:

- Balcony / patio
- Fireplace
- High ceilings
- Loft-style home
- Wood floors

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Broadcast Center Apartments Redevelopment Investment ($M) $ 24.0 Before Redevelopment Investment / Unit $ 85,961 Scope Interior/Exterior Building & Site: Transformed existing pool area into an upscale resort-style amenity with pots, cabanas, new furniture, custom building façade up-lighting, palm up-lighting, two fountains and Broadcast emblem projected into the pool at night. Entire property repainted. Upgraded signage and outdoor lighting. Upgraded landscaping with benches and plants in multiple atriums. Replaced planters at main entry with multiple varying height custom water walls. Upgraded outdoor patio with barbeque and fire pit, seating and glass water feature. Common Areas & Leasing Path: Expanded and upgraded lobbies and entryways. Added plasma TVs in the main lobby and fitness center. Remodeled clubhouse and kitchen, adding a screening room. Reconfigured and remodeled existing leasing offices and created new business center. Remodeled all building common area corridors and stairwells including new flooring, lighting and paint. Remodeled all common area laundry facilities complete with tracking system that allows residents to monitor time remaining on laundry without going to laundry room. 12

Broadcast Center Apartments After Redevelopment Unit Interior Upgrades: New Karndean vinyl plank flooring installed throughout the kitchen, bath(s) and entry. New carpet installed in the living areas and bedrooms. Kitchen: new Shaker-style wood cabinets; granite countertops with 6” backsplashes; stainless steel double basin sink and upgraded faucet; stainless steel appliances; upgraded lighting. Bathroom(s): new Shaker-style 36” high vanity cabinets; granite countertops with under-mount sink; upgraded faucet; bath accessories and medicine cabinet; wood framed mirrors at vanity; refinish tubs with new glass shower enclosure; new toilets; upgraded lighting. New entry doors, base molding, door casing, interior doors and hardware. New fireplace surround and rough-in above fireplace plasma TV. Built-in wine coolers. New white Therma-Foil closet organizer systems in walk-in closets.

The Palazzo at Park La Brea Year Built/Redeveloped 2002 Aimco Ownership % 53% No. of Units 521 Average Unit Size (SF) 1,093 ADO 95.9% Average Rent $ 2,525 Average Rent PSF $ 2.31 Unit Description # of Units _____ % of Mix 1BR / 1BA 268 51% 2BR / 2BA 208 40% 2BR / 3BA 45 9% Total 521 100% Community Features: Unit Features: Business center Breakfast bar Clubhouse Fireplace Fitness center Penthouse Common area Wi-Fi Upgraded features Full concierge service Washer / dryer Gated entrance Massage room Near public transportation Parking — garage, detached Pet friendly Spa, hot tub and sauna Swimming pool 14

The Palazzo at Park La Brea Redevelopment Aimco plans to invest approximately $9 million in significant upgrades to amenities and to the 114 penthouse townhome units to provide a product that appeals to the top tier of the market. Premier Level Penthouse Interior Upgrades: Rooftop Deck and Water Feature Redesign kitchens to be more spacious Larger showers with two showerheads Kitchen and bathroom cabinetry Quartz countertops Stainless steel appliances Wine chiller Wood flooring, with tile in kitchen, bath Lighting Closet organizers Automatic drop-down shade at oversized windows Millwork around fireplace Doors and hardware Amenities: Expand and upgrade fitness center New 2,800 square foot rooftop deck for penthouse residents Private cabanas Water feature Fire pit and fireplace Serving area Soft seating 15

The Palazzo East at Park La Brea Year Built/Redeveloped 2005 Aimco Ownership % 53% No. of Units 611 Average Unit Size (SF) 1,078 ADO 96.9% Average Rent $ 2,470 Average Rent PSF $ 2.29 Unit Description # of Units _____ % of Mix 1BR / 1BA 18 3% 2BR / 1BA 312 51% 2BR / 2BA 245 40% 2BR / 3BA 36 6% Total 611 100% Community Features: Unit Features: Broadband internet access Balcony / patio Business center Penthouse Clubhouse Washer / dryer Dog park Fitness center Common area Wi-Fi Full concierge service Gated entrance Near public transportation Parking - garage, detached Pet friendly Spa, hot tub and sauna Swimming pool 16

Villas at Park La Brea Apartments



Year Built/Redeveloped	2002
Aimco Ownership %	53%
No. of Units	250
Average Unit Size (SF)	937
ADO	95.9%
Average Rent	$ 2,239
Average Rent PSF	$ 2.39

Unit Description	# of Units	% of Mix
1BR / 1BA	109	44%
2BR / 2BA	141	56%
Total	**250**	**100%**

Community Features:

- ❑ Business center
- ❑ Clubhouse
- ❑ Extra storage
- ❑ Fitness center
- ❑ Gated entrance
- ❑ Laundry facility
- ❑ Near public transportation
- ❑ Parking - garage, attached
- ❑ Pet friendly
- ❑ Spa / hot tub
- ❑ Swimming pool

Unit Features:

- ❑ Balcony / patio
- ❑ Bay window
- ❑ Breakfast bar
- ❑ Double-sink bathroom vanity
- ❑ Fireplace
- ❑ GE appliances
- ❑ High ceilings
- ❑ Upgraded kitchen countertops
- ❑ Walk-in closets

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HillCreste Apartments



Year Built/Redeveloped	1989/2009
Aimco Ownership %	100%
No. of Units	315
Average Unit Size (SF)	1,119
ADO	98.5%
Average Rent	$ 2,645
Average Rent PSF	$ 2.36

Unit Description	# of Units	% of Mix
1BR / 1BA	127	40%
2BR / 2BA	188	60%
Total	**315**	**100%**

Community Features:

- Barbecue area
- Business center
- Clubhouse
- Fitness center
- Free continental breakfast
- Gated entrance
- Movie screening room
- Near public transportation
- Attached garage, covered parking
- Pet friendly
- Spa, hot tub and sauna
- Swimming pool

Unit Features:

- Balcony / patio
- Extra space for den or office
- Fireplace
- High ceilings
- Washer / dryer
- Wood-simulated floors

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HillCreste Apartments Redevelopment Investment ($M) $ 19.8 Before Redevelopment Investment / Unit $ 62,854 Scope Interior/Exterior Building & Site: Main pool area: resurfaced the pool and Jacuzzi, replaced pool area decks and coping, new water feature, replaced pipe rail fencing with frosted glass panels, built-in barbeques, upgraded landscaping and lighting, and new pool cabana and furniture. Secondary pool area: remodeled pool deck, new furniture, and added outdoor gas fireplace with seating area and barbeques. Replaced existing raised hot tub in outdoor common area with outdoor fire pit, furniture and landscaping. Common Areas & Leasing Path: Expanded and remodeled the existing clubhouse and leasing office. Created a new and more prominent entry; added a business center, conference room, and media room; reconfigured, refurnished and upgraded all interior finishes; and added an outdoor terrace overlooking the pool area. Remodeled fitness center and new state-of-the-art cardio and strength equipment. 19

Broadcast Center Apartments After Redevelopment Unit Interior Upgrades: New Karndean vinyl plank flooring installed throughout the kitchen, bath(s) and entry. New carpet installed in the living areas and bedrooms. Kitchen: new Shaker-style wood cabinets; corner display shelving; granite countertops with full-height backsplashes; stainless steel double basin sink and upgraded faucet; clean steel appliances (including microwave and backless stove); upgraded lighting. Bath(s): new Shaker-style 36” high vanity cabinets; granite countertops with under-mount sink; upgraded faucet; bath accessories and medicine cabinet; wood framed mirrors at vanity; refinished tubs with new glass shower enclosure; new toilets; upgraded lighting. New entry doors, base molding, door casing, interior doors and hardware. New fireplace surround, plasma TVs installed above fireplace. Built-in wine coolers. New white Therma-Foil closet organizer systems in walk-in closets. New washers and dryers. 20

Lincoln Place Apartments Pre-Redevelopment Year Built/Redeveloped 1951 Aimco Ownership % 100% No. of Units 696 Average Unit Size (SF) 730 Unit Description # of Units _____ % of Mix 1BR / 1BA 334 48% 2BR / 1BA 358 51% 3BR / 2BA 4 1% Total 696 100% History of Lincoln Place under Aimco ownership: In June 2001, Aimco acquired a 50% interest in Lincoln Place, which is located in the highly desirable Venice Beach area of West LA. Aimco acquired the remaining 50% interest in the property in July 2003. This 35-acre apartment community was re-entitled to increase density by approximately 70%, and the City approved Aimco’s plans to demolish the existing buildings and develop new apartments. In 2005, Aimco substantially vacated the property and began building demolition in preparation for the approved project; however, progress was halted by litigation initiated by tenants and conservationists. In June 2010, settlements were reached with tenants, conservationists and the City, which resolved all outstanding litigation involving Lincoln Place. Today, Aimco has received all discretionary approvals necessary to proceed with redevelopment and all entitlements are in place. Building permits are expected to be finalized soon and the first phase of construction will begin in 4Q 2011. 21

West Los Angeles Submarket


Glendale
Pasadena
Los Angeles
Lincoln Place
Culver City
Inglewood
Carson

As of 2Q 2011	U.S. Average	Los Angeles	West Los Angeles[1]
Effective rents	$ 997	$ 1,353	$ 2,002
Occupancy	94.1%	95.6%	93.2%
Unemployment rate	9.1%	12.0%	n/a
Median home value (000s)	$ 169	$ 241	$ 635
Single-family permits	1,203,000	2,121	n/a
Multifamily permits (units)	524,000	8,059	n/a
Median household income (000s)	$ 50	$ 58	$ 73
Rent as a % of median HH income	23.8%	28.1%	33.1%
Third-Party Revenue Projections:[2]			
2012	5.4%	5.0%	5.1%
2012 - 2015	4.2%	4.5%	4.6%

Lincoln Place is well-located in a strong submarket:

- West LA is Los Angeles' premier residential submarket. It includes communities such as Beverly Hills, Hollywood, Santa Monica and Marina del Rey, and commands the highest rents in the metro.
- Lincoln Place is located 1.5 miles from Venice Beach and less than three miles from the famous Santa Monica Pier.
- Residents are attracted to West LA's host of cultural, retail, and entertainment amenities and its proximity to well-paying office jobs. Two-thirds of the submarket's jobs are white collar and more than one-quarter of the population is in the prime-renter age cohort of 25 – 34 years old.
- Apartment units run the gamut from ultra-luxury product to transit-oriented development and small, dense neighborhood product. Multifamily development is difficult in this submarket and is mostly limited to scattered high-density areas.

(1) Note that unemployment rate and permit data is not available at the submarket level.
(2) Represents average revenue growth projections published by REIS, PPR and AXIOMetrics as of 2Q 2011. Aimco does not endorse or affirm the projected revenue growth published by third parties set forth on this page. These third party projections are provided for informational purposes only, do not represent Aimco's projections for, or estimates of, revenue growth, and are not guarantees of performance.

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Lincoln Place Redevelopment Preliminary Project Timeline Phase I — under the June 2010 legal settlements related to Lincoln Place, Aimco will provide up to 64 units to former tenants. Phase I construction is expected to begin in 4Q 2011 and the units will be delivered within 120 days of receipt of permits. Phase II — redevelop the remaining existing units, building exteriors, common areas and grounds. Phase III — construct new buildings containing 99 units; construct new leasing office, 2-story fitness center with rooftop deck and an outdoor pool and recreation area on now-vacant portions of the property. Start of Phases II and III is dependent upon closing financing, which is currently in process. uction Phase II: Rehab market-rate units, existing buildings, common areas and grounds Phase III: Construct new market-rate units, leasing office & amenities Constr +26 Months +12 Months Project Start +24 Months Complete se-up Lease-up rehabbed existing units Lea Lease-up newly-constructed units 23

Lincoln Place Redevelopment

Investment ($000s)		
Net book value at June 30, 2011	$	158,800
Estimated additional investment		125,000
Total estimated investment	**$**	**283,800**

Project funding

- Consistent with Aimco's leverage strategy, Aimco is seeking long-term, non-recourse, fixed rate, amortizing property debt to fund the project. Aimco has applied for $150 million in construction and long-term financing and expects to receive the commitments during the next few months.
- The Lincoln Place site has been declared historic-eligible by the California State Historic Resources Commission and Aimco is applying to be listed on the National Register, as such Aimco may qualify for Federal historic tax credits. Aimco is also applying for various grants and rebates, which may offset a portion of the project costs.

Rent stabilization

- Lincoln Place was built prior to 1978 and, as such, it is subject to the Los Angeles rent stabilization ordinance (RSO). The RSO does not regulate rental rates on new leases, but limits the maximum allowable increase on renewals to 3% to 8% annually. During the last five years, the maximum allowable increase has averaged 3.6% per year while market average rents declined 1.1% during the same period.
- The RSO will take effect at Lincoln Place 4.5 years after the first market-rate apartment is rented, which allows for construction, lease-up and stabilization of the property before base rents are established for purposes of applying future RSO adjustments. Aimco does not expect the RSO to be in conflict with the successful redevelopment of the property.

Comparable Properties Post-Redevelopment



Los Angeles
A – 4055 Lofts
B – Jefferson
C – Marina Pointe
D – Ventana
E – Archstone Santa Monica on Main
Lincoln Place

Unit Mix Post-Redevelopment

Unit Description	# of Units	% of Mix
Studio	7	1%
1BR / 1BA	355	45%
2BR / 2BA	416	52%
3BR / 2BA	17	2%
Total	**795**	**100%**

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Lincoln Place Redevelopment Proposed Property Map

Lincoln Place Redevelopment Before Redevelopment After Planned Redevelopment

Lincoln Place Redevelopment Proposed New Leasing Center

Lincoln Place Redevelopment Proposed New Fitness Center and Recreation Area

Lincoln Place Redevelopment Elkgrove Circle